Exhibit 10.34

Liftoff Mobile, Inc.

900 Middlefield Road, 2nd Floor
Redwood City, CA 94063

September 11, 2025

[Jeremy Bondy]

[Tarek Kutrieh]

Via Email

Re: CIC Options

Dear [Jeremy] [Tarek]:

The purpose of this letter agreement (this “Agreement”) is to memorialize our mutual agreement with respect to matters pertaining to the stock options granted to your pursuant to that certain Option Grant Notice and Option Agreement between you and Liftoff Mobile, Inc. (the “Company”), dated as of September 18, 2023, as amended pursuant to that certain letter agreement, dated November 11, 2024 (such amendment, the “November 2024 Letter Agreement”, and collectively, the “Option Agreement”, and such options, the “CIC Options”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Option Agreement.

The Company and you hereby agree that Section 3(d) of the Option Agreement is hereby amended and restated in its entirety as follows:

Initial Public Offering. Notwithstanding anything in the Grant Notice to the contrary, to the extent that an initial Public Offering occurs prior to a Change in Control, then the CIC Price‑Vesting Condition shall be measured on the first date upon which the three-month volume weighted average price (“VWAP”) following the expiration of the lockup period applicable to such initial Public Offering (with the first day of such three-month VWAP being the first trading day following such lockup) is available (the “Measurement Date”), subject to the Participant’s Employment on the Measurement Date; provided, that the price per Share used to determine whether the CIC‑Price‑Vesting Condition has been achieved shall be the three-month VWAP ending on the last trading day immediately preceding the Measurement Date; provided, further, that, for the avoidance of doubt, to the extent that a Change in Control occurs subsequent to such initial Public Offering but prior to the Measurement Date, this Section 3(d) shall be inapplicable and Section 3(c) shall apply. Any outstanding Options that (i) satisfy the CIC Price-Vesting Condition in connection with the Measurement Date shall become vested and exercisable upon the Measurement Date and (ii) do not satisfy the CIC Price-Vesting Condition in connection with the Measurement Date will remain outstanding and eligible to vest in accordance with the remaining terms and conditions set forth in this Option Agreement.

The Company and you further agree that, in connection with the Company’s contemplated payment of a dividend (the “Contemplated Dividend”), in lieu of the treatment set forth in Section 19(b) of the Option Agreement in connection with the Contemplated Dividend, you will be entitled to receive a dividend equivalent payment in respect of each CIC Option granted pursuant to the Option Agreement pursuant to the same terms and conditions applicable to the “Dividend Equivalent Payments” described in the November 2024 Letter Agreement.

Exhibit 10.34

This Agreement and the Option Agreement contains the entire agreement between us relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between us with respect to the subject matter hereof. Notwithstanding this, the Option Agreement, as modified herein, shall continue in full force and effect in accordance with their respective terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by the parties. No waiver by either party hereto at any time of any breach by the other party hereto, of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

To indicate your acceptance of this Agreement, please execute where indicated below and return the executed copy to the Company.

Sincerely,

Liftoff Mobile, Inc.

By:
Name:
Title:	Authorized Signatory

Accepted and agreed to as of the date first above written:

[Jeremy Bondy]
[Tarek Kutrieh]